UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2024

Angi Inc.

(Exact name of registrant as specified in charter)

Delaware	001-38220	82-1204801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 Walnut Street, Suite 700 Denver, CO	80205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 963-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	ANGI	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Transition

On April 8, 2024, Angi Inc. (the “Registrant” or “Angi”) announced that Jeffrey W. Kip, President of Angi, was appointed to succeed Joseph Levin as Chief Executive Officer of Angi and will be appointed as a member of the Angi board of directors, effective immediately. Mr. Levin, who serves as Chief Executive Officer of IAC Inc., Angi’s controlling shareholder, will remain as Chairman of the Angi board of directors.

Mr. Kip, age 56, has served as President of Angi since November 2023 and as Chief Executive Officer of Angi International (formerly known as HomeAdvisor International) since April 2016. Prior to serving in this role, Mr. Kip served as Chief Financial Officer of IAC Inc. (home to dozens of popular online brands and services used by millions of consumers each day and Angi’s controlling stockholder (“IAC”)) from March 2012 to April 2016. Before joining IAC, Mr. Kip served as Executive Vice President, Chief Financial Officer of Panera Bread Company (a national bakery-cafe concept in the United States and Canada (“Panera”)) from May 2006 to March 2012. From November 2003 until May 2006, Mr. Kip served as Panera’s Vice President, Finance and Planning, and as Vice President, Corporate Development from May 2003 until November 2003. From November 2002 until April 2003, Mr. Kip served as an Associate Director and Director at UBS (an investment banking firm), and from August 1999 until November 2002, as an Associate at Goldman Sachs & Co. LLC (an investment banking firm). Since May 2022, Mr. Kip has served on the board of directors of Berkshire Hills Bancorp, Inc. (a bank holding company) and its subsidiary, Berkshire Bank (the largest regional bank headquartered in Massachusetts and the operator of 130 branches in New England, New York and the Mid-Atlantic).

CEO Employment Arrangements and Performance Stock Unit Award

Employment Arrangements. In connection with his appointment as Chief Executive Officer of Angi, the employment agreement, dated as of November 13, 2023, between Angi and Mr. Kip (the “Employment Agreement”) was amended by way of an Amendment, dated as of April 5, 2024, between Angi and Mr. Kip (the “Amendment”). As amended, the Employment Agreement provides:

•	that Angi shall: (i) employ Mr. Kip as Chief Executive Officer of Angi, in which capacity he shall report directly to the Angi board of directors, and (ii) take such action as may be necessary to appoint or elect Mr. Kip as a member of the Angi board of directors as soon as practicable following his appointment (and, assuming he continues to serve as Chief Executive Officer of Angi, nominate for him for re-election annually thereafter);

•	for scheduled terms of one (1) year (with the first term commencing on November 13, 2023), with automatic renewals for successive one-year terms absent written notice from Angi or Mr. Kip ninety (90) days prior to the expiration of the then current term;

•	that during the applicable term (and commencing upon his appointment in the case of the current term), Mr. Kip shall be eligible to receive an annual base salary ($650,000, which represents an increase from $600,000 pursuant to the Amendment), discretionary annual cash bonuses (with a target amount equal to 100% of Mr. Kip’s base salary), equity awards and such other employee benefits as may be reasonably determined by the Compensation and Human Capital Committee of the Angi board of directors;

•	that upon a termination of Mr. Kip’s employment by Angi without “cause” (and other than by reason of death or disability), his resignation for “good reason” or the timely delivery of a non-renewal notice by Angi (a “Qualifying Termination”), subject to Mr. Kip’s execution and non-revocation of a release and his compliance with the restrictive covenants set forth below:

•	Angi shall continue to pay Mr. Kip his annual base salary for one (1) year following such Qualifying Termination (the “Severance Period”), subject to offset for amounts received from other employment during the Severance Period; and

•	all outstanding and unvested Angi equity awards (including cliff vesting awards, if any, which shall be pro-rated as though such awards had an annual vesting schedule) held by Mr. Kip as of the date of such Qualifying Termination that would have otherwise vested during the Severance Period shall vest as of the date of such Qualifying Termination; provided, however, that with respect to any awards subject to performance vesting requirements, the vesting of such award shall be subject to the satisfaction of the applicable performance goals; and

•	that Mr. Kip is bound by a covenant not to compete with Angi and its businesses during the term of his employment and the Severance Period and by covenants not to solicit Angi’s employees or business partners during the term of his employment and for eighteen (18) months after a Qualifying Termination. In addition, Mr. Kip has agreed not to use or disclose any confidential information of Angi or its affiliates and to be bound be customary covenants relating to proprietary rights and the related assignment of such rights.

The foregoing description of the Employment Agreement, as amended, is qualified in its entirety by reference to the full text of: (i) the Employment Agreement, a copy of which is filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on November 15, 2023, and (ii) the Amendment, a copy of which is filed as Exhibit 10.1 hereto, both of which are incorporated by reference herein.

Performance Stock Unit Award. In connection with his appointment as Chief Executive Officer of Angi, Mr. Kip was granted 2,800,000 Angi performance stock units (the “PSUs”), the terms of which provide for:

•	the vesting, subject to Mr. Kip’s continued service through the applicable vesting date, of:

•	700,000 PSUs upon the later to occur of: (i) the first anniversary of April 5, 2024 and (ii) the date on or after such date on which the weighted average closing price of Angi Class A common stock equals or exceeds $4.50 for a period of thirty (30) consecutive trading days;

•	700,000 PSUs upon the later to occur of: (i) the second anniversary of April 5, 2024 and (ii) the date on or after such date on which the weighted average closing price of Angi Class A common stock equals or exceeds $6.00 for a period of thirty (30) consecutive trading days;

•	700,000 PSUs upon the later to occur of: (i) the third anniversary of April 5, 2024 and (ii) the date on or after such date on which the weighted average closing price of Angi Class A common stock equals or exceeds $7.50 for a period of thirty (30) consecutive trading days; and

•	700,000 PSUs upon the later to occur of: (i) the fourth anniversary of April 5, 2024 and (ii) the date on or after such date on which the weighted average closing price of Angi Class A common stock equals or exceeds $10.00 for a period of thirty (30) consecutive trading days.

Notwithstanding anything to the contrary in the Employment Agreement, upon a Qualifying Termination, any then unvested tranche of PSUs for which the continuous service requirement has been satisfied prior to the date of such termination (or would have been satisfied within twelve (12) months of the date of such termination) shall remain outstanding and eligible to vest, subject to the satisfaction of the applicable stock price goals during the twelve (12) month period following such termination.

All unvested PSUs outstanding on April 5, 2034 will be forfeited and canceled in their entirety.

Upon a “change in control” of Angi, assuming the satisfaction of the applicable stock price goals at any time during the three (3) month period prior to such change in control (and without regard to the satisfaction of the continuous service requirement), any then unvested tranche of RSUs shall vest.

The foregoing description of the RSUs is qualified in its entirety by reference to the full text of the related performance stock unit agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Change in Size of Angi Board of Directors

Lastly, in connection with Mr. Kip’s appointment, the Angi board of directors approved an increase of its size from twelve to thirteen directors.

Item 7.01 Regulation FD Disclosure.

On April 8, 2024, the Registrant issued a press release announcing Mr. Kip’s appointment as Chief Executive Officer of Angi and to the Angi board of directors, as well as Mr. Levin’s resignation from his position as Chief Executive Officer of Angi and his agreement to remain as Chairman of the Angi board of directors. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment to Employment Agreement, dated as of April 5, 2024, between Angi Inc. and Jeffrey W. Kip.

10.2	Performance Stock Unit Agreement, dated as of April 5, 2024, between Angi Inc. and Jeffrey W. Kip.

99.1	Press Release of Angi Inc., dated April 8, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGI INC.

By:	/s/ Shannon Shaw
Name:	Shannon Shaw
Title:	Chief Legal Officer

Date: April 8, 2024